As filed with the Securities and Exchange Commission on February 6, 2007
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MICROS SYSTEMS, INC.

(Exact name of issuer as specified in its charter)

Maryland	52-1101488

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7031 Columbia Gateway Drive, Columbia, Maryland	21046-2289

(Address of principal executive offices)	(Zip Code)

MICROS SYSTEMS, INC. 1991 STOCK OPTION PLAN
(Effective as of September 23, 1991)

(Full title of plan)

A. L. Giannopoulos
President and Chief Executive Officer
MICROS Systems, Inc.
7031 Columbia Gateway Drive
Columbia, Maryland 21046-2289

(Name and address of agent for service)

(443) 285-6000

(Telephone number, including area code, of agent for service)

Copies to:
Alan Singer
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
(215) 963-5224

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock (par value $0.0125 per share)	600,000	$55.39	$33,234,000	$3,556.04

(1)  In accordance with Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from merger, consolidation, reorganization, recapitalization, stock splits, stock dividends or similar transactions.

(2)  Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of Common Stock of MICROS Systems, Inc. reported on the NASDAQ Global Select Market on January 30, 2007.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents, which have been filed by the Registrant with the Securities and Exchange Commission (the “Commission”), are incorporated herein by reference:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006;

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006;

(c) The Registrant’s Current Report on Form 8-K filed with the Commission on November 21, 2006;

(d) The Registrant’s Current Report on Form 8-K filed with the Commission on January 29, 2007; and

(e)        Description of the Registrant’s Common Stock, par value $0.0125 per share (the “Common Stock”), contained in the Registrant’s Registration Statement on Form 8-A dated October 23, 1981, by incorporation by reference to the Registrant’s Registration Statement on Form S-1 (Registration No. 2-69969) and in the amendment to the Registrant’s charter filed December 8, 1986 (included as part of Exhibit 3 to the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 1990; as amended by:

• Registrant’s Registration Statement on Form S-3 dated January 25, 1995;

• Articles of Amendment to Articles of Incorporation by incorporation by reference from Exhibit 3(i) to the Quarterly Report on Form 10-Q of the Registrant for the period ended December 31, 1997;

• Articles of Amendment to Articles of Incorporation by incorporation by reference to Exhibit 3(i) to the Quarterly Report on Form 10-Q of the Registrant for the period ended December 31, 1998; and

• the announcement of a two-for-one stock split in the form of a stock dividend in the Quarterly Report on Form 10-Q of the Registrant for the period ended December 31, 2004.

          All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), before the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement on Form S-8 from the date of filing of such document.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein may modify or replace existing statements contained herein.  In either case, any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

          EXPERTS

          The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to the Registrant’s Annual Report on Form 10-K for the year ended June 30, 2006 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

ITEM 4.	DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Thomas L. Patz is the duly elected and acting Executive Vice-President, Strategic Initiatives, and General Counsel of the Registrant and has acted as counsel to the Registrant in connection with the preparation and filing with the Commission of this Registration Statement on Form S-8.  As of January 29, 2007, Mr. Patz beneficially owned 19,928 shares of the Common Stock, which is less than 1% of the total outstanding shares of the Common Stock.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 405.2 of the Maryland General Corporation Law, or MGCL, provides that a Maryland corporation may, with certain limitations, set forth in its certificate of incorporation a provision limiting the liability of a director or an officer to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of a director or an officer to the corporation or its stockholders if (i) it is proved that the director or officer actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received, or (ii) a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

          Paragraph NINTH of the Registrant’s Consolidated Articles of Incorporation provides that no director or officer of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages to the fullest extent permitted by the Maryland statutory or decisional law.

          Section 418 of the MGCL provides that a corporation may indemnify any director made a party to a proceeding by reason of service in that capacity unless it is established that: (1) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (2) the director actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Indemnification may be against judgments, penalties, fines, settlements, and reasonable expenses (including reasonable attorneys’ fees) actually incurred by the director in connection with the proceeding. To the extent that a director has been successful in defense of any proceeding, the Maryland General Corporation Law provides that he or she shall be indemnified against reasonable expenses incurred by the director in connection therewith.  A Maryland corporation may indemnify its officers to the same extent as its directors and to such further extent as is consistent with law, and as may be provided in its charter, bylaws, or action by its board of directors, or contract.

          Paragraph EIGHTH of the Registrant’s Consolidated Articles of Incorporation and Article IX of the Registrant’s By-Laws provide that the Registrant shall indemnify its directors and officers, other employees or agents, whether serving the Registrant or at its request any other entity, to the fullest extent required or permitted by Maryland law.

          Section 418(k) of the MGCL provides that a Maryland corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person’s position, whether or not the corporation would have the power to indemnify against liability under the provisions of this section.

          Article IX of the Registrant’s By-Laws permits the Registrant to purchase and maintain such insurance.  The Registrant has purchased a director and officer liability policy.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.	EXHIBITS.

Exhibit

Number	Description

4

MICROS Systems, Inc. 1991 Stock Option Plan, as amended, incorporated herein by reference to Exhibit A to the Proxy Statement of the Registrant for the 2006 Annual Meeting of Shareholders, filed with the Commission on October 18, 2006

5	Opinion of Thomas L. Patz, General Counsel of Micros Systems, Inc., regarding legality of securities being registered (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Thomas L. Patz, General Counsel of Micros Systems, Inc., (included in Exhibit 5 hereof)

24	Power of Attorney (included as part of the Registrant’s signature page hereof)

ITEM 9.	UNDERTAKINGS.

          The undersigned Registrant hereby undertakes:

                     (1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by Section 10(a)(3) of Securities Act of 1933;

                                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    Provided, however, that:

                    Paragraphs (l)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                    (2)          That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3)          To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  If a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Columbia, Howard County, Maryland on this 6th day of February, 2007.

MICROS SYSTEMS, INC.

By:	/s/ A. L. Giannopoulos

A. L. Giannopoulos
Chairman of the Board, President, and Chief Executive Officer

POWER OF ATTORNEY

          The undersigned Officers and Directors of MICROS Systems, Inc., a Maryland corporation (the “Corporation”), hereby constitute and appoint A. L. Giannopoulos, the true and lawful agent and attorney-in-fact of the undersigned with full power and authority in said agent and attorney-in-fact, to sign for the undersigned and in their respective names as Officers and as Directors of the Corporation, a Registration Statement on Form S-8 relating to the proposed issuance of shares of Common Stock to employees and directors of the Corporation (or any and all amendments, including post-effective amendments, to such Registration Statement) and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and with full power of substitution; hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 6th day of February, 2007.

Signature	Title

/s/ A. L. Giannopoulos	President, Chief Executive Officer, and Chairman
of the Board of Directors (Principal Executive Officer)
A. L. Giannopoulos

/s/ Gary C. Kaufman	Executive Vice President, Finance and
Administration, Chief Financial Officer
Gary C. Kaufman	(Principal Financial and Accounting Officer)

/s/ Louis M. Brown, Jr.	Vice-Chairman and Director

Louis M. Brown, Jr.

/s/ B. Gary Dando	Director

B. Gary Dando

/s/ John G. Puente	Director

John G. Puente

/s/ Dwight S. Taylor	Director

Dwight S. Taylor

/s/ William S. Watson	Director

William S. Watson

EXHIBIT INDEX

Exhibit Number	Description

4

MICROS Systems, Inc. 1991 Stock Option Plan, as amended, incorporated herein by reference to Exhibit A to the Proxy Statement of the Registrant for the 2006 Annual Meeting of Shareholders, filed with the Commission on October 18, 2006

5	Opinion of Thomas L. Patz, General Counsel of Micros Systems, Inc., regarding legality of securities being registered (filed herewith)

23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)

23.2	Consent of Thomas L. Patz, General Counsel of Micros Systems, Inc., (included in Exhibit 5 hereof)

24	Power of Attorney (included as part of the Registrant’s signature page hereof)